Exhibit99.B(d)(13)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended April 27, 2005 and October 18, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund
Small/Mid Cap Equity Fund
Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Sophia A. Rosala	/s/John C.E. Campbell

Name:	Name:

Sophia A. Rosala	John C.E. Campbell

Title:	Title:

Vice President & Assistant Secretary	President/Distribution

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended April 27, 2005 and October 18, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small Cap Fund
Small/Mid Cap Equity Fund
Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Sophia A. Rosala	/s/John C.E. Campbell

Name:	Name:

Sophia A. Rosala	John C.E. Campbell

Title:	Title:

Vice President & Assistant Secretary	President/Distribution